EXHIBIT 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)           Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)          Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 14, 2024

MAGNITUDE CAPITAL, LLC

By:	/s/ Andrew Messinger
Andrew Messinger
General Counsel

MAGNITUDE MASTER FUND

By:	MAGNITUDE CAPITAL, LLC,
its Investment Manager

	By:	/s/ Andrew Messinger
Andrew Messinger
General Counsel

MAGNITUDE PARTNERS MASTER FUND, L.P.

By:	MAGNITUDE CAPITAL, LLC,
its Investment Manager

	By:	/s/ Andrew Messinger
Andrew Messinger
General Counsel

MAGNITUDE INSTITUTIONAL, LTD.

By:	MAGNITUDE CAPITAL, LLC,
its Investment Manager

	By:	/s/ Andrew Messinger
Andrew Messinger
General Counsel

MAGNITUDE INSURANCE MASTER FUND, LLC

By:	MAGNITUDE CAPITAL, LLC,
its Non-Member Manager

	By:	/s/ Andrew Messinger
Andrew Messinger
General Counsel

/s/ Benjamin S. Appen
BENJAMIN S. APPEN

/s/ James Michael Hall
JAMES MICHAEL HALL